Exhibit T3A-40

We, Harneys Corporate Services Limited, registered agent of the Company, of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands in our capacity as registered agent to the Company hereby apply for the disapplication of Part IV of Schedule 2 of the Act this 10 May 2016.

Harneys Corporate Services Limited
Registered Agent

/s/ Macia Payne
Per: Macia Payne
For and on behalf of
Harneys Corporate Services Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

WEATHERFORD DRILLING INTERNATIONAL HOLDINGS (BVI) LTD.

Incorporated on the 22nd July 2005

as an International Business Company,

and was automatically re-registered as a

BVI Business Company on the 1st January 2007

Approved by written resolutions of the sole member on

9 May 2016

Filed the 10 day of May 2016

To disapply Part IV of the

Transitional Provisions

Harneys Corporate Services Limited

Craigmuir Chambers

P.O. Box 71

Road Town

Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

WEATHERFORD DRILLING INTERNATIONAL HOLDINGS (BVI) LTD.

1.                                      NAME

The name of the company is Weatherford Drilling International Holdings (BVI) Ltd. (the “Company”).

2.                                      STATUS

The Company is a company limited by shares.

The Company was first incorporated as an international business company on 22 July 2005 and was, immediately prior to the date of automatic re-registration in accordance with the BVI Business Companies Act (the “Act”), governed by the International Business Companies Act (Cap 291).

3.                                      REGISTERED OFFICE AND REGISTERED AGENT

At the date of notice to disapply Part IV of Schedule 2 of the Act, the registered office of the Company was Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

At the time of notice to disapply Part IV of Schedule 2 of the Act, the registered agent of the Company was Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.

4.                                      CAPACITY AND POWERS

Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)                                 full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)                                 for the purposes of subparagraph (a), full rights, powers and privileges.

5.                                      NUMBER AND CLASSES OF SHARES

The Company is authorised to issue up to a maximum of 50,000 shares made up of one class and one series of shares of US$1.00 par value each.

6.                                      RIGHTS ATTACHING TO SHARES

Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder:

(a)                                 the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)                                 the right to an equal share in any Distribution paid by the Company; and

(c)                                  the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.                                      VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

8.                                      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.                                      REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.                               AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 7 and Article 14.4(g) of the Articles, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)                                 to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)                                 to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)                                  in circumstances where the Memorandum or Articles cannot be amended by the Members;

(d)                                 to clauses 6, 7, 8 or this clause 10.

11.                               DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, Harneys Corporate Services Limited, registered agent of the Company, of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands in our capacity as registered agent to the Company hereby apply for the disapplication of Part IV of Schedule 2 of the Act this 10 May 2016.

Harneys Corporate Services Limited
Registered Agent

/s/ Macia Payne
Per: Macia Payne
For and on behalf of
Harneys Corporate Services Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

WEATHERFORD DRILLING INTERNATIONAL HOLDINGS (BVI) LTD.

(a company limited by shares)

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Treatment of Purchased, Redeemed or Acquired Shares
5.	Treasury Shares
6.	Consideration
7.	Forfeiture of Shares
8.	Share Certificates
9.	Fractional Shares

REGISTRATION OF SHARES

10.	Register of Members
11.	Registered Holder Absolute Owner
12.	Transfer of Registered Shares
13.	Transmission of Registered Shares
14.	Mortgages and Charges of Shares

ALTERATION OF SHARES

15.	Power to Alter Shares
16.	Restrictions on the Division of Shares

DISTRIBUTIONS

17.	Distributions
18.	Power to Set Aside Profits
19.	Unauthorised Distributions
20.	Distributions to Joint Holders of Shares

MEETINGS OF MEMBERS

21.	General Meetings
22.	Location
23.	Requisitioned General Meetings
24.	Notice
25.	Giving Notice
26.	Service of Notice
27.	Participating in Meetings by Telephone
28.	Quorum at General Meetings
29.	Chairman to Preside
30.	Voting on Resolutions
31.	Power to Demand a Vote on a Poll
32.	Voting by Joint Holders of Shares
33.	Instrument of Proxy
34.	Representation of Members
35.	Adjournment of General Meetings
36.	Business at Adjourned Meetings
37.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

38.	Election of Directors
39.	Number of Directors
40.	Term of Office of Directors
41.	Alternate and Reserve Directors
42.	Removal of Directors
43.	Vacancy in the Office of Director
44.	Remuneration of Directors
45.	Resignation of directors
46.	Directors to Manage Business
47.	Committees of Directors
48.	Officers and Agents
49.	Removal of Officers and Agents
50.	Duties of Officers
51.	Remuneration of Officers
52.	Standard of Care
53.	Conflicts of Interest
54.	Indemnification and Exculpation

MEETINGS OF THE BOARD OF DIRECTORS

55.	Board Meetings
56.	Notice of Board Meetings
57.	Participation in Meetings by Telephone
58.	Quorum at Board Meetings
59.	Board to Continue in the Event of Vacancy
60.	Chairman to Preside
61.	Powers of Sole Director
62.	Proceedings if One Director

CORPORATE RECORDS

63.	Documents to be Kept
64.	Form and Use of Seal

ACCOUNTS

65.	Books of Account
66.	Form of Records
67.	Financial Statements
68.	Distribution of Accounts

AUDITS

69.	Audit
70.	Appointment of Auditor
71.	Remuneration of Auditor
72.	Duties of Auditor
73.	Access to Records
74.	Auditor Entitled to Notice

VOLUNTARY LIQUIDATION

75.	Liquidation

FUNDAMENTAL CHANGES

76.	Changes
77.	Continuation under Foreign Law

INTERPRETATION

1.                                      Definitions

1.1                               In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, as from time to time amended or restated;

Articles	these Articles of Association as originally registered or as from time to time amended or restated;

Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;

Company	Weatherford Drilling International Holdings (BVI) Ltd.;

Distribution

(a)                                 the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b)                                 the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

Member	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;

Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

Resolution of Directors	(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

(b)                                 a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be;

Resolution of Members

(a)                                 a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; or

(b)                                 a resolution consented to in writing by a simple majority of the Members entitled to vote thereon;

Seal	the common seal of the Company;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2                               In these Articles, where not inconsistent with the context:

(a)                                 words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)                                  a reference to money is unless otherwise stated a reference to the currency in which shares of the Company shall be issued;

(f)                                   the words:-

(i)                                     “may” shall be construed as permissive; and

(ii)                                  “shall” shall be construed as imperative; and

(g)                                  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3                               In these Articles, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4                               Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.                                      Power of the Company to Purchase its Shares

Subject to these Articles (and in particular, but without limitation, Article 14.4), the Company may by Resolution of Directors purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.                                      Treatment of Purchased, Redeemed or Acquired Shares

4.1                               Subject to Article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2                               The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5.                                      Treasury Shares

5.1                               Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2                               All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.                                      Consideration

6.1                               A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2                               No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)                                 the amount to be credited for the issue of the share; and

(b)                                 that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3                               No share may be issued by the Company that:

(a)                                 increases the liability of a person to the Company; or

(b)                                 imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4                               The consideration for a share with par value shall not be less than the par value of the share.

6.5                               A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.                                      Forfeiture of Shares

7.1                               Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2                               The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3                               Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment forfeit and cancel the share to which the notice relates and direct that the register of members be updated.

7.4                               Upon forfeiture and cancellation pursuant to Article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.                                      Share Certificates

8.1                               The Company shall not be required to issue certificates in respect of its shares to a Member, but may elect to do so by the determination of any one director or the Secretary in his sole discretion, upon the request and at the expense of the Member.

8.2                               If the Company issues share certificates, the certificates shall be signed by at least one director or such other person who may be authorised by Resolution of Directors to sign share certificates, or shall be under the common seal of the Company, with or without the signature of any director, and the signatures and common seal may be facsimiles.

8.3                               Subject to Article 14.4(c), any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

9.                                      Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

REGISTRATION OF SHARES

10.                               Register of Members

10.1                        The Board shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2                        The register of members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of members.

11.                               Registered Holder Absolute Owner

11.1                        The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2                        The Company may treat the holder of a registered share as the only person entitled to:

(a)                                 exercise any voting rights attaching to the share;

(b)                                 receive notices;

(c)                                  receive a Distribution in respect of the share; and

(d)                                 exercise other rights and powers attaching to the share.

12.                              Transfer of Registered Shares

12.1                        Registered shares in the Company shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

12.2                        The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

12.3                        The instrument of transfer shall be sent to the Company for registration.

12.4                        The Company shall, on receipt of an instrument of transfer, enter the name and address of the transferee of the share in the register of members unless the Board resolves to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

12.5                        Subject to Article 12.9, the Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.6                        Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.7                        The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of members.

12.8                        If the Board is satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, it may resolve:

(a)                                 to accept such evidence of the transfer of the shares as it considers appropriate; and

(b)                                 that the transfer of shares be recorded, including by the entry of the transferee’s name in the register of members.

12.9                        Notwithstanding anything to the contrary contained in these Articles, the Board shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed (a) by any bank or other person to whom such shares have been charged by way of security, (b) by any nominee or agent of such bank or person, or (c) by any receiver, administrative receiver, manager or other person appointed by any bank or other person to whom such shares have been charged pursuant to the relevant security document, whether the transfer is effected for the purpose of any mortgage or pursuant to the power of sale under such mortgage or charge, and a certificate by any officer of such bank or person that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts.

12.10                 Notwithstanding anything to the contrary contained in these Articles, the Board shall not register any shares of the Company or issue any shares in breach of the terms of any charge or other encumbrance over any of the Company’s shares entered into by any of the members of the Company where the Board has notice of the charge or other encumbrance, and for the purpose of this Article 12.10, each Director shall be deemed to have knowledge of (i) any charge or encumbrance details of which have been entered in the register of members of the Company pursuant to Section 66(8) of the Act and Article 14.2 below, and (ii) any subsequent charge or encumbrance over any shares of the Company created pursuant to the terms of any charge or encumbrance referred to in (i) above.

13.                               Transmission of Registered Shares

13.1                        The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share.

13.2                        Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3                        Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

14.                               Mortgages and Charges of Shares

14.1                        Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge.

14.2                        There may be entered in the register of members of the Company at the request of the registered holder of such shares:

(a)                                 a statement that the shares are mortgaged or charged;

(b)                                 the name of the mortgagee or chargee; and

(c)                                  the date on which the particulars of subparagraphs (a) and (b) are entered in the register of members.

14.3                        Where particulars of a mortgage or charge are entered in the register of members, such particulars may be canceled only:

(a)                                 with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)                                 upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

14.4                        Whilst particulars of a mortgage or charge over shares are entered in the register of members pursuant to this Article:

(a)                                 no transfer of any share the subject of those particulars shall be effected;

(b)                                 the Company may not purchase, redeem or otherwise acquire any such shares;

(c)                                  no replacement certificate shall be issued in respect of such shares;

(d)                                 such shares shall be exempt from all liens (whether present or future) in favour of the Company that would otherwise arise pursuant to these Articles;

(e)                                  for so long as such security remains unreleased, the Company shall not claim any lien (howsoever arising) in respect of such share or forfeit, sell or accept as surrendered such share;

(f)                                   any pre-emptive rights or similar rights conferred on existing members or any other party by the Memorandum or Articles, any members’ agreement or otherwise shall not apply to and no such existing member or other party shall be entitled to exercise any such right; and

(g)                                  no amendments may be made to the Memorandum or the Articles,

in each case without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

ALTERATION OF SHARES

15.                               Power to Alter Shares

15.1                        The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

15.2                        Subject to the Memorandum and these Articles, the Company may:

(a)                                 divide its shares, including issued shares, into a larger number of shares; or

(b)                                 combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

15.3                        A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

16.                               Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

17.                               Distributions

17.1                        The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

17.2                        Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 25 and all

Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

18.                               Power to Set Aside Profits

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

19.                               Unauthorised Distributions

19.1                        If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

19.2                        A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

20.                               Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

MEETINGS OF MEMBERS

21.                               General Meetings

The Board, by Resolution of Directors, may convene meetings of the Members of the Company at such times and in such manner as the Board considers necessary or desirable.

22.                               Location

Any meeting of the Members may be held in such place within or outside the British Virgin Islands as the Board considers appropriate.

23.                               Requisitioned General Meetings

The Board shall call a meeting of the Members if requested in writing to do so by Members entitled to exercise at least thirty percent of the voting rights in respect of the matter for which the meeting is being requested.

24.                               Notice

24.1                        The Board shall give not less than seven days’ notice of meetings of Members to those persons whose names, on the date the notice is given, appear as Members in the register of members of the Company and are entitled to vote at the meeting.

24.2                        A meeting of Members held in contravention of the requirement in Article 24.1 is valid if Members holding a ninety percent majority of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part.

24.3                        The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

25.                               Giving Notice

25.1                        A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the register of members or to such other address given for the purpose. Notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible form.

25.2                        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such shares.

26.                               Service of Notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

27.                               Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

28.                               Quorum at General Meetings

28.1                        A meeting of Members is properly constituted if at the commencement of the meeting there are present in person or by proxy not less than fifty percent of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting.

28.2                        If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

28.3                        If a quorum is present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Members.

29.                               Chairman to Preside

At every meeting of Members, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

30.                               Voting on Resolutions

At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

31.                               Power to Demand a Vote on a Poll

31.1                        At any meeting of Members a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

31.2                        If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

32.                               Voting by Joint Holders of Shares

The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

33.                               Instrument of Proxy

33.1                        A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.

33.2                        An instrument appointing a proxy shall be in such form as the Board may from time to time determine or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy and, subject to Article 33.5, the decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.3                        The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

33.4                        The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

33.5                        Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all meetings of Members of the Company; (iii) such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force

34.                               Representation of Members

34.1                        Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, “Representative”) at any meeting of the Members or at the meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual.

34.2                        The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Board may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

35.                               Adjournment of General Meetings

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

36.                               Business at Adjourned Meetings

No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

37.                               Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

DIRECTORS AND OFFICERS

38.                               Election of Directors

38.1                        The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Directors or a Resolution of Members.

38.2                        No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

38.3                        A director shall not require a share qualification, and may be an individual or a company.

38.4                        Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings or with respect to unanimous written consents.

39.                               Number of Directors

The maximum number of directors may be fixed either by a Resolution of Directors or a Resolution of Members, provided that if the maximum number of directors is fixed by a Resolution of Members, then any change to the maximum number of directors shall only be made by a Resolution of Members.

40.                               Term of Office of Directors

Each director shall hold office for the term, if any, as may be specified in the resolution appointing him or until his earlier death, resignation or removal.

41.                               Alternate and Reserve Directors

41.1                        A director may at any time appoint any person (including another director) to be his alternate director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the director and deposited at the Company’s registered office or delivered at a meeting of the Board.

41.2                        The appointment of an alternate director shall terminate on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases for any reason to be a director.

41.3                        An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent, save that he may not himself appoint an alternate director or a proxy. Any exercise by the alternate director of the appointing director’s powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director.

41.4                        If an alternate director is himself a director or attends a meeting of the Board as the alternate director of more than one director, his voting rights shall be cumulative.

41.5                        Unless the Board determines otherwise, an alternate director may also represent his appointor at meetings of any committee of the directors on which his appointor serves; and this Article shall apply equally to such committee meetings as to meetings of the Board.

41.6                        Where the Company has only one Member who is an individual and that Member is also the sole director, the sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under the Act as a reserve director in the event of his death.

41.7                        The nomination of a person as a reserve director ceases to have effect if: (a) before the death of the sole Member/director who nominated him he resigns as reserve director, or the sole Member/director revokes the nomination in writing, or (b) the sole Member/director who nominated him ceases to be the sole Member/director for any reason other than his death.

42.                               Removal of Directors

42.1                        A director may be removed from office, with or without cause:

(a)                                 by a Resolution of Members at a meeting of the Members called for the purpose of removing the director or for purposes including the removal of the director; or

(b)                                 by a Resolution of Members consented to in writing by all of the Members entitled to vote thereon.

42.2                        Notice of a meeting called under Article 42.1(a) shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

43.                               Vacancy in the Office of Director

43.1                        Notwithstanding Article 38, the Board may appoint one or more directors to fill a vacancy on the Board.

43.2                        For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to Article 39.

43.3                        The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

44.                               Remuneration of Directors

With the prior or subsequent approval by a Resolution of Members, the Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

45.                               Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

46.                               Directors to Manage Business

46.1                        The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

46.2                        The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

46.3                        The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Members; but no requirement made by a Resolution of Members shall prevail if it is inconsistent with these Articles nor shall such requirement invalidate any prior act of the Board which would have been valid if such requirement had not been made.

46.4                        Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

47.                               Committees of Directors

47.1                        The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

47.2                        Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)                                 to amend the Memorandum or these Articles;

(b)                                 to designate committees of directors;

(c)                                  to delegate powers to a committee of directors;

(d)                                 to appoint or remove directors;

(e)                                  to appoint or remove an agent;

(f)                                   to approve a plan of merger, consolidation or arrangement;

(g)                                  to make a declaration of solvency or approve a liquidation plan; or

(h)                                 to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

47.3                        A committee of directors, where authorised by the Board, may appoint a sub-committee.

47.4                        The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

48.                               Officers and Agents

48.1                        The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

48.2                        Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the

Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)                                 to amend the Memorandum or these Articles;

(b)                                 to change the registered office or agent;

(c)                                  to designate committees of directors;

(d)                                 to delegate powers to a committee of directors;

(e)                                  to appoint or remove directors;

(f)                                   to appoint or remove an agent;

(g)                                  to fix emoluments of directors;

(h)                                 to approve a plan of merger, consolidation or arrangement;

(i)                                     to make a declaration of solvency or approve a liquidation plan;

(j)                                    to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)                                 to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

49.                               Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

50.                               Duties of Officers

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the Secretary to maintain the register of members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

51.                               Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

52.                               Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

53.                               Conflicts of Interest

53.1                        A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

53.2                        A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 53.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

53.3                        For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

53.4                        A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

54.                               Indemnification and Exculpation

54.1                        Subject to Article 54.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)                                 is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

54.2                        Article 54.1 does not apply to a person referred to in that paragraph unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

54.3                        The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

54.4                        The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

54.5                        If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

54.6                        Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company.

54.7                        The indemnification and advancement of expenses provided by, or granted under these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

54.8                        The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 54.1.

MEETINGS OF THE BOARD OF DIRECTORS

55.                               Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

56.                               Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

57.                               Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

58.                               Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be two directors.

59.                               Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

60.                               Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

61.                               Powers of Sole Director

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

62.                               Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

63.                               Documents to be Kept

63.1                        The Company shall keep the following documents at the office of its registered agent:

(a)                                 the Memorandum and these Articles;

(b)                                 the register of members or a copy of the register of members;

(c)                                  the register of directors or a copy of the register of directors;

(d)                                 the register of charges or a copy of the register of charges;

(e)                                  copies of all notices and other documents filed by the Company in the previous ten years.

63.2                        Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

63.3                        Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

63.4                        The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)                                 the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)                                 the minutes of meetings and Resolutions of Directors and committees of directors.

63.5                        Where any of the minutes or resolutions described in the previous paragraph are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

63.6                        Where the place at which any of the records described in Article 63.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

63.7                        The Company’s records shall be kept in written form or either wholly or partly as electronic records.

64.                               Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

ACCOUNTS

65.                               Books of Account

The Company shall keep records and underlying documentation that:

(a)                                 are sufficient to show and explain the Company’s transactions; and

(b)                                 will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

66.                               Form of Records

66.1                        The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

66.2                        The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

67.                               Financial Statements

67.1                        If required by a Resolution of Members, the Board shall cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as the Members think fit.

67.2                        The Company’s profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

68.                               Distribution of Accounts

A copy of such profit and loss account and balance sheet shall be served on every Member in the manner and with similar notice to that prescribed herein for calling a meeting of Members or upon such shorter notice as the Members may agree to accept.

AUDITS

69.                               Audit

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

70.                               Appointment of Auditor

70.1                        The first auditor shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Members.

70.2                        The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

71.                               Remuneration of Auditor

The remuneration of the auditor of the Company:

(a)                                 in the case of an auditor appointed by the Board, may be fixed by Resolution of Directors; and

(b)                                 subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

72.                               Duties of Auditor

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a)                                 in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)                                 all the information and explanations required by the auditor have been obtained.

73.                               Access to Records

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

74.                               Auditor Entitled to Notice

The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

VOLUNTARY LIQUIDATION

75.                               Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

76.                               Changes

Notwithstanding section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

77.                               Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Harneys Corporate Services Limited, registered agent of the Company, of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands in our capacity as registered agent to the Company hereby apply for the disapplication of Part IV of Schedule 2 of the Act this 10 May 2016.

Harneys Corporate Services Limited
Registered Agent

/s/ Macia Payne
Per: Macia Payne
For and on behalf of
Harneys Corporate Services Limited